Exhibit 99.1

MIMEDX Announces First Quarter 2024 Operating and Financial

Results

Net Sales of $85 Million Grew 18% Year-Over-Year for the First Quarter

First Quarter GAAP Net Income was $9 Million

First Quarter Adjusted EBITDA of $19 Million, or 22% of Net Sales

Management to Host Conference Call Today, April 30, 2024, at 4:30 PM ET

MARIETTA, Ga., April 30, 2024 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the first quarter 2024.

Recent Operating and Financial Highlights:

•	First quarter 2024 net sales of $85 million, reflecting 18% growth over the prior year period.

•	GAAP net income from continuing operations and net margin for the first quarter 2024 of $9 million and 11%, respectively.

•	Adjusted EBITDA and Adjusted EBITDA margin for the first quarter 2024 of $19 million and 22%, respectively.

•	Improved capital structure with new senior secured credit facilities and debt refinancing.

•	Announced portfolio expansion through a distribution agreement with Regenity Biosciences for a 510(k)-cleared collagen particulate xenograft product we plan to launch later this year.

•	Appointed two new independent directors to the Company’s Board of Directors.

•	Introduced MIMEDX Connect, an online product ordering and account management platform for our customers.

Joseph H. Capper, MIMEDX Chief Executive Officer, commented, “Our first quarter 2024 results represent another stellar period for MIMEDX, with significant accomplishments across the organization that underscore our success executing on our major strategic priorities. Net sales growth was robust once again, achieving an 18% increase year-over-year. In addition, we expanded our portfolio in the first quarter to include a xenograft product that we see as a strategic fit and plan to launch later this year. Finally, we continued to apply disciplined expense management in the first quarter, resulting in an Adjusted EBITDA margin of 22%.”

Mr. Capper continued, “We believe the clinical strength of our product portfolio, effectiveness of our commercial organization, solid financial foundation, and the pending launch of our xenograft product into the Surgical market position MIMEDX well for another successful year and long-term growth.”

	Three Months Ended March 31,
	2024	2023
Net Income (loss)	$9,261	$(4,983)
Non-GAAP Adjustments:
Depreciation expense	558	714
Amortization of intangible assets	189	190
Interest expense, net	1,690	1,553
Income tax provision (benefit) expense	2,348	51
Share-based compensation	4,340	4,345
Investigation, restatement and related expenses	311	3,673
Strategic and other expenses	168	—
Expenses related to disbanding of Regenerative Medicine business unit	(200)	—

Adjusted EBITDA	$18,665	$5,543

Adjusted EBITDA margin	22.0%	7.7%

First Quarter 2024 Results Discussion1

Net Sales

MIMEDX reported net sales for the three months ended March 31, 2024, of $85 million, compared to $72 million for the three months ended March 31, 2023, an increase of 18%. Net sales growth came from solid contributions in both the Wound & Surgical end markets and across each of our main sites of service.

[1]

The following discussion of the Company’s first quarter 2024 results are made on a “continuing operations basis” and exclude the historical costs of the Regenerative Medicine business unit, which was disbanded beginning in June 2023. For a full discussion of the impact of these discontinued operations, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2023.

Gross Profit and Margin

Gross profit for the three months ended March 31, 2024, was $72 million, an increase of $12 million as compared to the prior year period. Gross margin for the three months ended March 31, 2024 was 84.7%, compared to 82.7% in the prior year period. The year-over-year improvement in gross margin was driven by favorable product mix and our continued execution on yield improvement projects.

Operating Expenses

Selling, general and administrative (“SG&A”) expenses for the three months ended March 31, 2024, were $55 million compared to $52 million for the three months ended March 31, 2023. SG&A expense during the first quarter 2024 included increased sales commissions due to higher sales volumes.

Research and development expenses were $3 million for each of the three months ended March 31, 2024 and March 31, 2023.

Investigation, restatement and related expense was immaterial for the three months ended March 31, 2024 compared to $4 million for the three months ended March 31, 2023. The decrease was related to negotiated reductions in legal fees previously incurred. In addition, following the end of a legal proceeding, expenses under our last material proceeding involving indemnification of former officers and directors substantially ceased in 2023.

Net income from continuing operations for the three months ended March 31, 2024 was $9 million compared to a net loss from continuing operations of $2 million for the three months ended March 31, 2023.

Cash and Cash Equivalents

As of March 31, 2024, the Company had $48 million of cash and cash equivalents compared to $82 million as of December 31, 2023. The decrease during the period ended March 31, 2024 was primarily a result of our repaying the $30 million outstanding balance on our revolving credit facility during the first quarter, as well as the $5 million cash payment associated with our agreement with TELA Bio, Inc., paving the way for our exclusive manufacturing and supply agreement with Regenity Biosciences.

Conference Call and Webcast

MIMEDX will host a conference call and webcast to review its first quarter 2024 results on Tuesday, April 30, 2024, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information:

Webcast: Click here

U.S. Investors: 877-407-6184

International Investors: 201-389-0877

Conference ID: 13745475

A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) future sales or sales growth; (ii) our 2024 financial goals and expectations for future financial results, including levels of net sales, Adjusted EBITDA, and Adjusted EBITDA margin; (iii) our cash flows; (iv)our expectations regarding the use of our products, including EPIEFFECT and AMNIOEFFECT; (v) our expectations regarding the launch of our collagen particulate xenograft product; and (v) continued growth in different care settings. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX

MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470.304.7291

mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands) Unaudited

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$48,487	$82,000
Accounts receivable, net	57,016	53,871
Inventory	24,454	21,021
Prepaid expenses	6,095	5,624
Other current assets	2,801	1,745

Total current assets	138,853	164,261
Property and equipment, net	7,340	6,974
Right of use asset	3,499	2,132
Deferred tax asset, net	38,747	40,777
Goodwill	19,441	19,441
Intangible assets, net	12,550	5,257
Other assets	1,251	205

Total assets	$221,681	$239,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$1,000	$1,000
Accounts payable	9,697	9,048
Accrued compensation	17,913	22,353
Accrued expenses	9,196	9,361
Current liabilities of discontinued operations	344	1,352
Other current liabilities	4,071	2,894

Total current liabilities	42,221	46,008
Long term debt, net	18,453	48,099
Other liabilities	5,276	2,223

Total liabilities	65,950	96,330
Total stockholders’ equity	155,731	142,717

Total liabilities and stockholders’ equity	$221,681	$239,047

MiMedx Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts) Unaudited

	Three Months Ended March 31,
	2024	2023
Net sales	$84,709	$71,676
Cost of sales	12,987	12,419

Gross profit	71,722	59,257
Operating expenses:
Selling, general and administrative	55,129	52,250
Research and development	2,841	3,484
Investigation, restatement and related	311	3,673
Amortization of intangible assets	189	190
Impairment of intangible assets	54	—

Operating income (loss)	13,198	(340)
Other expense, net
Interest expense, net	(1,690)	(1,553)
Other (expense) income, net	(99)	2

Income (loss) from continuing operations before income tax	11,409	(1,891)
Income tax expense from continuing operations	(2,348)	(51)

Net income (loss) from continuing operations	9,061	(1,942)
Income (loss) from discontinued operations, net of tax	200	(3,041)

Net income (loss)	$9,261	$(4,983)

Net income (loss) from continuing operations available to common stockholders	$9,061	$(3,626)

Basic net income (loss) per common share:
Continuing operations	$0.06	$(0.03)
Discontinued operations	0.00	(0.03)

Basic net income (loss) per common share	$0.06	$(0.06)

Diluted net income (loss) per common share:
Continuing operations	$0.06	$(0.03)
Discontinued operations	0.00	(0.03)

Diluted net income (loss) per common share	$0.06	$(0.06)

Weighted average common shares outstanding - basic	146,404,587	114,398,813
Weighted average common shares outstanding - diluted	150,028,107	114,398,813

MiMedx Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Three Months Ended March 31,
	2024	2023
Net cash flows provided by (used in) operating activities	5,978	(4,048)
Net cash flows used in investing activities	(6,024)	(677)
Net cash flows used in financing activities	(33,467)	(4)

Net change in cash	$(33,513)	$(4,729)

Reconciliation of Non-GAAP Measures

In addition to our GAAP results, we provide certain non-GAAP metrics including Adjusted EBITDA, related margins, Free Cash Flow, Adjusted Net Income, and Adjusted Earnings Per Share (“Adjusted EPS”). We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measurements are not a substitute for GAAP measurements. Company management uses these non-GAAP measurements as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.

These non-GAAP financial measures reflect the exclusion of the following items:

•

Share-based compensation expense - expense recognized related to awards to various employees pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.

•

Investigation, restatement, and related expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced related to certain legal matters. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.

•

Strategic and other expenses - reflects expenses incurred resulting from the consummation of material transactions or the integration of acquired assets or operations into our core business, impairment of intangibles, and certain regulatory expenses. With respect to the three months ended March 31, 2024, this relates to the acquisition and integration of exclusive distribution rights to a Collagen particulate xenograft product and regulatory and litigation expenses incurred relating to the FDA designation of one of our products.

•

Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the three months ended March 31, 2024, this relates to the repayment and termination of the Hayfin Loan Agreement. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs.

•

Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment. This reflects (i) write-downs of clinical trial assets, (ii) charges associated with the wind-down of contracts associated with our clinical trial program, (iii) severance expenses incurred which were directly attributable to the disbanding, and (iv) impairment of goodwill. Severance expenses are reflected in research and development expense on the unaudited condensed consolidated statements of operations. All other charges are reflected in restructuring expense in the unaudited condensed consolidated statements of operations.

•

Income Tax Adjustment - for purposes of calculating Adjusted Net Income (Loss) and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income (Loss) and Adjusted EPS. The long-term normalized effective tax rate was 25% for each of the quarters ended March 31, 2024 and 2023.

Adjusted EBITDA and Adjusted EBITDA margin

Adjusted EBITDA consists of GAAP net income (loss) excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, net, (iv) income tax provision, (v) investigation, restatement and related expenses, (vi) reorganization expenses related to severance charges for certain officers and employees (vii) expenses related to disbanding of the Regenerative Medicine business unit and (viii) share-based compensation.

Please refer to the tables at the beginning of this press release for reconciliation to GAAP net income (loss).

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.

Adjusted Net Income is defined as GAAP net income (loss) plus (i) loss on extinguishment of debt (ii) investigation restatement and related expenses, (iii) expenses related to disbanding of our Regenerative Medicine business unit, (iv) strategic and other expenses, and (v) the long-term effective income tax rate adjustment.

A reconciliation of GAAP Net Income (Loss) to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$9,261	$(4,983)
Loss on extinguishment of debt	1,401	—
Investigation, restatement and related expenses	311	3,673
Strategic and other expenses	168	—
Expenses related to disbanding of Regenerative Medicine business unit	(200)	—
Long-term effective income tax rate adjustment	(974)	366

Adjusted net income (loss)	$9,967	$(944)

Adjusted Earnings Per Share

Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted earnings per share including adjustments for: (i) effects of antidilution, (ii) investigation, restatement and related expenses, (iii) reorganization expenses related to severance charges for certain officers and employees and (iv) long-term adjusted effective income tax rate.

A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended March 31,
	2024	2023
GAAP net income (loss) per common share - diluted	$0.06	$(0.06)
Loss on extinguishment of debt	0.01	0.00
Investigation, restatement and related (benefit) expense	0.00	0.03
Strategic and other expenses	0.00	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.00
Long-term effective income tax rate adjustment	0.00	0.00

Adjusted Earnings Per Share	$0.07	$(0.03)

Weighted average common shares outstanding - adjusted	150,028,107	114,398,813

Free Cash Flow

Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, including purchases of equipment.

A reconciliation of GAAP net cash flows provided by (used in) operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended March 31,
	2024	2023
Net cash flows provided by (used in) operating activities	5,978	(4,048)
Capital expenditures, including purchases of equipment	(1,144)	(633)

Free Cash Flow	$4,834	$(4,681)